UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2009

ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51200	30-0429020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 997-7710

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the filings of ClearPoint Business Resources, Inc. (the “Company”) with the Securities and Exchange Commission, on August 14, 2009, the Company entered into an Amended and Restated Revolving Credit Agreement (the “Loan Agreement”) with ComVest Capital, LLC (“ComVest”).  The Loan Agreement provided that the Company’s Board of Directors (the “Board”) should, on or prior to September 28, 2009, include two (2) members designated by ComVest, each to be placed within separate classes of the Board and each of whom will be unaffiliated with and independent of ComVest.

On October 7, 2009, the Company and ComVest entered into a Letter Amendment (the “Amendment”) to the Loan Agreement pursuant to which the parties agreed to extend the Company’s obligation to have such directors serve on the Board until December 27, 2009.

The foregoing is a summary of the material provisions of the Amendment. This summary is not intended to be complete and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Letter Amendment to the Amended and Restated Revolving Credit Agreement by and between ComVest Capital, LLC and ClearPoint Business Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 8, 2009

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ John G. Phillips
Name: John G. Phillips
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Amendment to the Amended and Restated Revolving Credit Agreement by and between ComVest Capital, LLC and ClearPoint Business Resources, Inc.